Udemy Reports Third Quarter 2022 Results
Third-quarter total revenue increased 22% year-over-year to $158.4 million
Udemy Business delivered 67% year-over-year revenue growth and achieved Annual Recurring Revenue of $350 million

San Francisco, CA / November 2, 2022 / (GLOBENEWSWIRE) / - Udemy (Nasdaq: UDMY), a leading destination for learning and teaching online, today reported results for the three-month period ended September 30, 2022.

“Udemy delivered strong Q3 results, driven by solid execution and healthy customer demand,” said Gregg Coccari, Udemy’s Chairman and CEO. “Udemy Business continues to serve as our leading growth engine and we are encouraged by the resilience of our marketplace in this economic environment. It is increasingly clear that organizations and learners around the world look to Udemy for upskilling and reskilling to help them achieve their goals. Although we expect some short-term macro-related headwinds, we remain as bullish as ever about the long-term opportunity available to Udemy.”

Third quarter 2022 financial performance highlights include:
•Total revenue increased 22% year-over-year to $158.4 million. Revenue growth includes a negative impact of 5 percentage points from changes in foreign exchange (FX) rates year-over-year.
•Udemy Business segment revenue increased 67% year-over-year, including the negative impact of 4 percentage points from changes in FX rates year-over-year, to $83.9 million and now accounts for more than 50% of total revenue mix.
•Udemy Business Annual Recurring Revenue increased 69% year-over-year to $350 million and Net Dollar Retention Rate was 117%.
•Revenue from multi-year deals accounted for over 40% of Udemy Business revenue and increased 135% year-over-year.
•Consumer segment revenue decreased 6% year-over-year, including the negative impact of 6 percentage points from changes in FX rates year-over-year, to $74.6 million.
•Demand for Udemy’s Consumer marketplace is stable, as Monthly Average Buyers increased 4% year-over-year to 1.32 million.

Third Quarter 2022 Financial Results and Key Operating Data Summary:
(in millions, except customers, percentages and basis points)

	Three Months Ended September 30,		% Change		Nine Months Ended September 30,		% Change
	2022	2021	YoY		2022	2021	YoY
Revenue	$158.4	$129.6	22%		$463.8	$380.2	22%
GAAP Gross Profit	$89.4	$71.6	25%		$262.4	$208.3	26%
% of Revenue	56.4%	55.2%	120	bps	56.6%	54.8%	180	bps
Non-GAAP Gross Profit	$91.7	$72.2	27%		$268.1	$209.5	28%
% of Revenue	57.9%	55.7%	220	bps	57.8%	55.1%	270	bps
GAAP Net Loss	$(46.7)	$(9.3)	402%		$(101.7)	$(38.6)	163%
Non-GAAP Net Loss	$(20.7)	$(1.7)	1,118%		$(45.5)	$(14.5)	214%
Adjusted EBITDA	$(12.9)	$1.6	(906)%		$(28.4)	$(2.9)	879%
% of Revenue	(8.1)%	1.2%	(930)	bps	(6.1)%	(0.8)%	(530)	bps

Enterprise Segment
Total Customers	13,437	9,592	40%
Annual Recurring Revenue	$350.4	$207.4	69%
Net Dollar Retention	117%	118%	(100)	bps
Segment Revenue	$83.9	$50.4	67%		$223.4	$129.2	73%
Segment Gross Profit	$56.4	$32.9	71%		$149.1	$84.3	77%
% of Revenue	67.2%	65.3%	190	bps	66.7%	65.2%	150	bps

Consumer Segment
Monthly Average Buyers	1.32	1.26	4%		1.33	1.33	—%
Segment Revenue	$74.6	$79.2	(6)%		$240.4	$251.0	(4)%
Segment Gross Profit	$38.7	$42.0	(8)%		$128.5	$132.4	(3)%
% of Revenue	51.9%	53.0%	(110)	bps	53.5%	52.7%	80	bps

Operational Highlights:
•Udemy Business added new or expanded existing relationships with global customers including Kia Corporation (Korea), Orient Corporation (Japan), ORIX Corporation (Japan), Samsung Electronics America (U.S.), Tata Consultancy Services (India), and The Permanente Medical Group (U.S.).
•Exclusively partnered with The RBL Group, a global leader in human capability, to offer Udemy Business’s enterprise customers increasingly unique cohort-based learning options, including a leadership-development dual-certificate from RBL and the University of Michigan.
•Joined the AWS Partner Network (APN), a global community of partners that leverages AWS programs, expertise and resources to advise, build and grow customer offerings, allowing thousands of AWS customers to easily discover and deploy next-gen learning solutions by Udemy Business in their organizations. Additionally, recently accepted into the AWS Independent Software Vendor Accelerate (ISVA) Program, a co-sell program that helps drive new business and accelerate sales cycles by connecting participating independent software vendors (ISVs) built on AWS with the AWS Sales organization.
•Entered into a strategic partnership with FUNiX, the leading online education platform in Vietnam, to empower the people of Vietnam with a personalized, digital-first learning experience, which resulted in signing several new customers, including FPT Polytechnic.
•Through Udemy’s reseller partnership with Gale, part of Cengage Group, a global provider of educational resources, access to Udemy Business is provided to Texas public libraries that participate in the Texas State Library and Archives Commission’s TexShare e-resource sharing program.

Other Business Highlights:
•For the second year in a row, Sustainalytics ranked Udemy number one for ESG risk ratings in the Internet Software and Services sub-industry as of September 2022.
•Became a signatory of the United Nations (UN) Global Compact, a voluntary initiative to implement sustainability principles and to take steps to support UN Sustainable Development Goals.
•Recognized by Fortune and Great Place to Work® U.S. as one of the Best Workplaces for Women in 2022.

Financial Outlook

Udemy provides guidance based on current market conditions and expectations. Actual results may differ materially. Please refer to the comments below regarding forward-looking statements.

Given the historic rate at which the U.S. dollar has strengthened this year, Udemy expects FX to continue to be a headwind in the fourth quarter of 2022. Assuming foreign currency exchange rates remain constant, FX is expected to impact total revenue year-over-year growth by approximately six percentage points in the fourth quarter of 2022. In addition, Udemy anticipates experiencing some seasonality during the fourth quarter due to increased marketing investments around Black Friday.

The following table reflects Udemy’s financial outlook for its fourth quarter and full year ending December 31, 2022.

	Three Months Ending December 31, 2022	Year Ending December 31, 2022
Revenue	$164 - $167 million	$628 - $631 million
Adjusted EBITDA Margin*	(17)% - (15)%	(10)% - (9)%
Weighted Average Share Count	143 million	141 million
*Udemy has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this earnings release because the company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence.

Webcast Information
Udemy will host a webcast at 2:00 p.m. PT / 5:00 p.m. ET today, Wednesday, November 2 to discuss its third quarter 2022 financial results and outlook. Individuals interested in participating in the live conference call by phone may access the dial-in information by registering here. A link to the live webcast can be found on the “Events & Presentations” section of Udemy’s Investor Relations website at https://investors.udemy.com/. An archived replay of the webcast will be available for approximately one year on the Udemy Investor Relations website.
Non-GAAP Financial Measures
To supplement the condensed consolidated financial statements prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Udemy’s key non-GAAP performance measures include Adjusted EBITDA, Adjusted EBITDA Margin, and non-GAAP net loss.

We calculate Adjusted EBITDA as net loss (income) determined in accordance with GAAP, excluding i) interest expense (income), net; ii) provision for (benefit from) income taxes; iii) depreciation and amortization; iv) other expense (income), net, including gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency and v) non-cash stock-based compensation expense. We calculate Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue for the same period. We have not reconciled our expectations for Adjusted EBITDA and Adjusted EBITDA Margin to net loss and net loss margin, respectively, the most directly comparable GAAP measures, because certain items are out of our control or cannot be reasonably predicted and a reconciliation for the guidance for Adjusted EBITDA and Adjusted EBITDA Margin is not available without unreasonable effort. As Adjusted EBITDA and Adjusted EBITDA Margin facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA Margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management team and board of directors. In addition, it provides a useful measure for period-to-period comparisons of our business, as it removes the effect of certain non-cash expenses and certain variable charges. We define non-GAAP income as net loss attributable to common stockholders, adjusted to exclude non-cash stock-based compensation expense and the amortization of acquired intangible assets. We define non-GAAP gross profit as gross profit, adjusted to exclude non-cash stock-based compensation expense and the amortization of acquired intangible assets. We calculate non-GAAP gross margin as non-GAAP gross profit divided by revenue for the same period. We believe the presentation of operating results that excludes these non-cash items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods. Udemy’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Udemy’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this press release for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding Udemy’s expectations relating to future operating results and financial position, including the fourth quarter of 2022, the full year 2022, and future periods, anticipated future expenses and investments, our business strategy and plans, market growth, our market position and potential market opportunities, and the impact of acquisitions and business alliances. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements.

Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

The potential risks and uncertainties that could cause actual results to differ from the results predicted include, among others, those risks and uncertainties included under the caption "Risk Factors" and elsewhere in our filings with the Securities and Exchange Commission (“SEC”), including, without limitation, our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 3, 2022. All information provided in this release is as of the date hereof, and we undertake no duty to update this information unless required by law.

Third Party Data
This press release contains information developed by Sustainalytics (www.sustainalytics.com). Such information and data are proprietary of Sustainalytics and/or its third party suppliers (Third Party Data) and are provided for informational purposes only. They do not constitute an endorsement of any product or project, nor an investment advice and are not warranted to be complete, timely, accurate or suitable for a particular purpose. Their use is subject to conditions available at https://www.sustainalytics.com/legaldisclaimers.

About Udemy
Udemy (Nasdaq: UDMY) provides flexible, effective skill development to empower organizations and individuals. The Udemy marketplace platform, with thousands of up-to-date courses in dozens of languages, offers the tools learners, instructors, and enterprises need to achieve their goals and reach their full potential. Millions of people learn on Udemy from real-world experts in topics ranging from programming and data science to leadership and team building. Udemy Business offers corporate customers an employee training and development platform with subscription access to thousands of courses, learning analytics, and the ability to host and distribute their own content. Udemy Business customers include Fender Instruments, Glassdoor, On24, The World Bank, and Volkswagen. Udemy is headquartered in San Francisco with hubs in Ankara, Turkey; Austin, Texas; Boston, Massachusetts; Mountain View, California; Denver, Colorado; Dublin, Ireland; Melbourne, Australia; New Delhi, India; and Sao Paulo, Brazil.

Udemy, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$158,432	$129,563	$463,767	$380,206
Cost of revenue (1)(2)	69,080	57,986	201,330	171,902
Gross profit	89,352	71,577	262,437	208,304
Operating expenses (1)(2)
Sales and marketing	77,490	52,258	212,789	156,399
Research and development	28,062	16,703	74,595	46,898
General and administrative	27,051	12,166	72,147	41,969
Total operating expenses	132,603	81,127	359,531	245,266
Loss from operations	(43,251)	(9,550)	(97,094)	(36,962)
Other income (expense)
Interest income (expense), net	592	(61)	962	(452)
Other expense, net	(3,523)	(196)	(4,439)	(714)
Total other expense, net	(2,931)	(257)	(3,477)	(1,166)
Net loss before taxes	(46,182)	(9,807)	(100,571)	(38,128)
Income tax (provision) benefit	(511)	545	(1,151)	(514)
Net loss attributable to common stockholders	$(46,693)	$(9,262)	$(101,722)	$(38,642)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.33)	$(0.25)	$(0.73)	$(1.04)
Weighted-average shares used in computing net loss per share attributable to common stockholders
Basic and diluted	140,951,605	37,740,586	140,116,156	37,068,570

(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$1,611	$350	$3,440	$888
Sales and marketing	9,372	2,149	18,516	5,784
Research and development	6,258	1,304	13,303	4,445
General and administrative	7,728	3,417	17,784	12,587
Total stock-based compensation expense	$24,969	$7,220	$53,043	$23,704

(2)     Includes amortization of intangible assets as follows (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cost of revenue	$725	$293	$2,175	$293
Sales and marketing	342	97	1,025	97
Total amortization of intangible assets	$1,067	$390	$3,200	$390

Udemy, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except share and per share amounts)
(Unaudited)

	September 30,	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$427,914	$533,868
Marketable securities	66,052	—
Accounts receivable, net of allowance for doubtful accounts of $1,072 and $678 as of September 30, 2022, and December 31, 2021, respectively.	71,580	73,180
Prepaid expenses and other current assets	13,478	15,927
Deferred contract costs, current	29,373	18,898
Total current assets	608,397	641,873
Property and equipment, net	7,816	9,887
Capitalized software, net	25,887	20,054
Operating lease right-of-use assets	12,939	—
Restricted cash, non-current	3,629	2,900
Deferred contract costs, non-current	32,817	25,647
Strategic investments	12,104	10,000
Intangible assets, net	10,397	13,597
Goodwill	12,646	12,646
Other assets	3,761	3,247
Total assets	$730,393	$739,851
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$17,060	$34,627
Accrued expenses and other current liabilities	36,777	40,140
Content costs payable	34,437	35,961
Accrued compensation and benefits	25,111	22,341
Operating lease liabilities, current	7,008	—
Deferred revenue, current	237,852	208,274
Total current liabilities	358,245	341,343
Operating lease liabilities, non-current	8,014	—
Deferred revenue, non-current	3,096	2,280
Other liabilities, non-current	4,522	6,528
Total liabilities	373,877	350,151

Stockholders' equity:
Preferred stock	—	—
Common stock	1	1
Additional paid-in capital	917,031	848,229
Accumulated other comprehensive loss	(265)	(1)
Accumulated deficit	(560,251)	(458,529)
Total stockholders’ equity	356,516	389,700
Total liabilities and stockholders' equity	$730,393	$739,851

Udemy, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(101,722)	$(38,642)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	15,616	10,400
Amortization of deferred sales commissions	22,558	11,995
Stock-based compensation	53,043	23,704
Provision for doubtful accounts	467	324
Accretion of marketable securities	(138)	—
Non-cash operating lease expense	4,643	—
Unrealized loss on strategic investments	2,896	—
Other	460	—
Changes in operating assets and liabilities:
Accounts receivable	1,132	5,715
Prepaid expenses and other assets	1,375	(6,252)
Deferred contract costs	(40,203)	(25,455)
Accounts payable, accrued expenses and other liabilities	(14,257)	(13,455)
Content costs payable	(1,525)	(989)
Operating lease liabilities	(5,012)	—
Deferred revenue	30,395	23,234
Net cash used in operating activities	(30,272)	(9,421)
Cash flows from investing activities:
Purchases of marketable securities	(66,128)	—
Purchases of property and equipment	(1,397)	(4,554)
Capitalized software costs	(10,652)	(9,767)
Purchases of strategic investments	(5,000)	—
Payments related to business combination, net of cash acquired	(1,500)	(24,490)
Net cash used in investing activities	(84,677)	(38,811)
Cash flows from financing activities:
Net proceeds from exercise of stock options	5,785	7,619
Proceeds from share purchases under employee stock purchase plan	5,563	—
Payment of redeemable convertible preferred stock issuance costs	—	(2,250)
Payment of deferred offering costs	(1,586)	(1,992)
Net proceeds from exercise of Series A-1 redeemable convertible preferred stock warrants	—	2
Net cash provided by financing activities	9,762	3,379

Effect of foreign exchange rates on cash flows	(38)	—

Net decrease in cash, cash equivalents and restricted cash	(105,225)	(44,853)
Cash, cash equivalents and restricted cash—Beginning of period	536,768	177,931
Cash, cash equivalents and restricted cash—End of period	$431,543	$133,078

Udemy, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended September 30, 2022
	GAAP	Stock-based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except share and per share amounts)
Revenue	$158,432	$—	$—	$158,432
Cost of revenue	69,080	(1,611)	(725)	66,744
Gross profit	89,352	1,611	725	91,688
Operating expenses
Sales and marketing	77,490	(9,372)	(342)	67,776
Research and development	28,062	(6,258)		21,804
General and administrative	27,051	(7,728)		19,323
Total operating expenses	132,603	(23,358)	(342)	108,903
Loss from operations	(43,251)	24,969	1,067	(17,215)
Other income (expense)
Interest income, net	592	—	—	592
Other expense, net	(3,523)	—	—	(3,523)
Total other expense, net	(2,931)	—	—	(2,931)
Net loss before taxes	(46,182)	24,969	1,067	(20,146)
Income tax provision	(511)	—	—	(511)
Net loss attributable to common stockholders	$(46,693)	$24,969	$1,067	$(20,657)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.33)			$(0.15)
Weighted-average shares used in computing net loss per share attributable to common stockholders	140,951,605			140,951,605

	Nine Months Ended September 30, 2022
	GAAP	Stock-based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except share and per share amounts)
Revenue	$463,767	$—	$—	$463,767
Cost of revenue	201,330	(3,440)	(2,175)	195,715
Gross profit	262,437	3,440	2,175	268,052
Operating expenses
Sales and marketing	212,789	(18,516)	(1,025)	193,248
Research and development	74,595	(13,303)	—	61,292
General and administrative	72,147	(17,784)	—	54,363
Total operating expenses	359,531	(49,603)	(1,025)	308,903
Loss from operations	(97,094)	53,043	3,200	(40,851)
Other income (expense)
Interest income, net	962	—	—	962
Other expense, net	(4,439)	—	—	(4,439)
Total other expense, net	(3,477)	—	—	(3,477)
Net loss before taxes	(100,571)	53,043	3,200	(44,328)
Income tax provision	(1,151)	—	—	(1,151)
Net loss attributable to common stockholders	$(101,722)	$53,043	$3,200	$(45,479)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.73)			$(0.32)
Weighted-average shares used in computing net loss per share attributable to common stockholders	140,116,156			140,116,156

	Three Months Ended September 30, 2021
	GAAP	Stock-based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except share and per share amounts)
Revenue	$129,563	$—	$—	$129,563
Cost of revenue	57,986	(350)	(293)	$57,343
Gross profit	71,577	350	293	72,220
Operating expenses
Sales and marketing	52,258	(2,149)	(97)	50,012
Research and development	16,703	(1,304)	—	15,399
General and administrative	12,166	(3,417)	—	8,749
Total operating expenses	81,127	(6,870)	(97)	74,160
Loss from operations	(9,550)	7,220	390	(1,940)
Other income (expense)
Interest expense, net	(61)	—	—	(61)
Other expense, net	(196)	—	—	(196)
Total other expense, net	(257)	—	—	(257)
Net loss before taxes	(9,807)	7,220	390	(2,197)
Income tax provision	545	—	—	545
Net loss attributable to common stockholders	$(9,262)	$7,220	$390	$(1,652)
Net loss per share attributable to common stockholders
Basic and diluted	$(0.25)			$(0.04)
Weighted-average shares used in computing net loss per share attributable to common stockholders
Basic and diluted	37,740,586			37,740,586

	Nine Months Ended September 30, 2021
	GAAP	Stock-based Compensation	Amortization of Intangible Assets	Non-GAAP
	(in thousands, except share and per share amounts)
Revenue	$380,206	$—	$—	$380,206
Cost of revenue	171,902	(888)	(293)	170,721
Gross profit	208,304	888	293	209,485
Operating expenses
Sales and marketing	156,399	(5,784)	(97)	150,518
Research and development	46,898	(4,445)	—	42,453
General and administrative	41,969	(12,587)	—	29,382
Total operating expenses	245,266	(22,816)	(97)	222,353
Loss from operations	(36,962)	23,704	390	(12,868)
Other income (expense)
Interest expense, net	(452)	—	—	(452)
Other expense, net	(714)	—	—	(714)
Total other expense, net	(1,166)	—	—	(1,166)
Net loss before taxes	(38,128)	23,704	390	(14,034)
Income tax provision	(514)	—	—	(514)
Net loss attributable to common stockholders	$(38,642)	$23,704	$390	$(14,548)
Net loss per share attributable to common stockholders
Basic and diluted	$(1.04)			$(0.39)
Weighted-average shares used in computing net loss per share attributable to common stockholders
Basic and diluted	37,068,570			37,068,570

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(46,693)	$(9,262)	$(101,722)	$(38,642)
Adjusted to exclude the following:
Interest (income) expense, net	(592)	61	(962)	452
Provision for income taxes	511	(545)	1,151	514
Depreciation and amortization	5,416	3,943	15,616	10,400
Stock-based compensation expense	24,969	7,220	53,043	23,704
Other expense, net	3,523	196	4,439	714
Adjusted EBITDA	$(12,866)	$1,613	$(28,435)	$(2,858)

Contacts
Investors:
Dennis Walsh
Vice President, Investor Relations
dennis.walsh@udemy.com

Media:
Abby Welch
Senior Director, Corporate Communications
abby.welch@udemy.com